Joint Filer Information

Title of Security:	Common Stock
Issuer & Ticker Symbol:	Arête Industries, Inc. (ARET)
Designated Filer:	Burlingame Asset Management, LLC
Other Joint Filers:	Burlingame Equity Investors Master Fund, LP (“Master Fund”) Burlingame Equity Investors II, LP (“Domestic Fund II”) Blair E. Sanford
Addresses:
The principal business address for each of BAM, Domestic Fund II and Mr. Sanford is One Montgomery Street, 33rd Floor, San Francisco, California 94104.

The principal business address of the Master Fund is c/o Appleby Corporate Services (Cayman) Limited, Clifton House, 75 Fort Street, P.O. Box 1350 GT, George Town, Grand Cayman, Cayman Islands.

Signatures:

Dated:  February 7, 2014

BURLINGAME EQUITY INVESTORS MASTER FUND, LP
By: Burlingame Asset Management, LLC, as general partner

By: /s/ Blair E. Sanford
             Blair E. Sanford, Managing Member

BURLINGAME EQUITY INVESTORS II, LP
By: Burlingame Asset Management, LLC, as general partner

By:  /s/ Blair E. Sanford
             Blair E. Sanford, Managing Member

/s/ Blair E. Sanford
     Blair E. Sanford